CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated April 14, 1999 included in Fonix Corporation's Form 10-K (Amendment No. 1) for the year ended December 31, 1998 and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
August 10, 1999